Exhibit (q)

POWER OF ATTORNEY

The undersigned Director of the ISI North American Government Bond Fund, Inc., ISI Strategy Fund, Inc., ISI Managed Municipal Fund, Inc., and ISI Total Return U.S. Treasury Fund, Inc. (each a “Fund” and collectively the “Funds”), each a Maryland Corporation, hereby constitutes and appoints each of Carl Frischling, David James and Edward J. Veilleux, as his true and lawful attorney-in-fact and agent to execute and file any amendments to each Fund’s registration statement, and all amendments thereto relating to the offering of the Funds’ shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the Securities and Exchange Commission (the “SEC”), and the securities or Blue Sky laws of any state or other jurisdictions, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, hereby gives and grants to each such attorney-in-fact and agent the full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, and hereby ratifies and confirms each such attorney-in-fact and agent may or shall lawfully do or cause to be done by virtue hereof.  The undersigned hereby revokes any Power of Attorney previously granted with respect to the Funds concerning the filings and actions described herein.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of March 2012.

/s/ Louis E. Levy
Louis E. Levy

/s/ W. Murray Jacques
W. Murray Jacques

/s/ Edward A. Kuczmarski
Edward A. Kuczmarski

/s/ R. Alan Medaugh
R. Alan Medaugh